EXHIBIT  23.1          CONSENT  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
              17111 Kenton Drive, Suite 204B, Cornelius, N.C. 28031
               TELEPHONE (704) 894-9760; FACSIMILE (704) 894-9759

                                January 21, 2004


Board of Directors
Technology Connections, Inc.
15720 John J. Delaney Drive
Suite #300
Charlotte, North Carolina 28277

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                              Very truly yours,


                              /s/ Harold H. Martin
                              --------------------
                              Harold H. Martin

                                     For

                         Law Offices of Harold H. Martin, P.A.